Exhibit 10.1
$200,000,000
PENSON WORLDWIDE, INC.
12.5% Senior Second Lien Secured Notes due 2017
Purchase Agreement
April 29, 2010
J.P. Morgan Securities Inc.
  As Representative of the
  several Initial Purchasers listed
  in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
     Penson Worldwide, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $200,000,000 principal amount of its 12.5% Senior Second Lien Secured Notes due 2017 (the “Notes”). The Securities will be issued pursuant to an Indenture to be dated as of May 6, 2010 (the “Indenture”) among the Company, SAI Holdings, Inc. (“SAI”) and Penson Holdings, Inc. (“Holdings” and together with SAI, the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) and will be guaranteed on a senior second lien secured basis by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”).
     The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company and the Guarantors have prepared a preliminary offering memorandum dated April 21, 2010 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.
     At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared: the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto (collectively, the “Time of Sale Information”).
     The Securities being issued hereby, the entry into the Transaction Documents (as defined below), the amendment and restatement of the Company’s senior secured revolving credit facility by and among the Company, the guarantors party thereto, Regions Bank and the other financial institutions from time to time party thereto (the “Amended and Restated Credit Facility”), and the payment of transaction costs are referred to herein collectively as the “Transactions.”
     Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of (a) an Intercreditor Agreement, to be dated the Closing Date (the “Intercreditor Agreement”), by and between the Trustee, the Collateral Agent and Regions Bank, as administrative agent and collateral agent under the Amended and Restated Credit Facility and acknowledged by the Company and the Guarantors, which will govern the Collateral (as defined below) and (b) a Pledge Agreement, to be dated the Closing Date between the Company, the Guarantors, the Trustee and the Collateral Agent (the “Pledge Agreement”), pursuant to which the Company and the Guarantors pledge the Collateral (as defined below) securing the Securities in favor of the Collateral Agent for its benefit and the benefit of the holders of the Securities.
     The Securities will be secured on a second-priority basis, subject to Permitted Liens (as defined in the Indenture), by liens on (i) all of the capital stock of SAI, Penson Financial Services, Inc. (“PFSI”), Penson Holdings, Inc. and GHP1, Inc., and 65% of the capital stock of Penson Financial Services Canada, Inc., (ii) the capital stock of any subsidiary of the Company owned directly by the Company or a Guarantor that on a consolidated basis, accounted for more than (x) 5% of consolidated total assets of the Company as of the last day of any fiscal quarter of the Company following the Closing Date (the “Balance Sheet Date”) and (y) 5% of consolidated total revenues of the Company for the latest four fiscal quarter period ending on any Balance Sheet Date, (iii) any other assets of the Company or any of its subsidiaries that are affirmatively pledged as collateral under the Amended and Restated Credit Facility (clauses (i), (ii) and (iii) in this paragraph are collectively referred to as “Collateral”) as more particularly described in the Time of Sale Information and the Offering Memorandum and documented by the Pledge Agreement. The Amended and Restated Credit Facility will be secured on a first-priority basis, subject to liens permitted under Section 7.01 of the Amended and Restated Credit Facility, by liens on the Collateral.
     On November 2, 2009, the Company entered into an asset purchase agreement to acquire (the “Ridge Acquisition”) contracts related to the correspondent clearing and execution business of Ridge Clearing & Outsourcing Solutions, Inc. (“Ridge”), a wholly owned subsidiary of

Broadridge Financial Solutions, Inc. (“Broadridge”). The Company intends to close the Acquisition after the offering of the Securities.
     The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:
     1. Purchase and Resale of the Securities.
     (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.25% of the principal amount thereof plus accrued interest, if any, from May 6, 2010 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
     (b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
     (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;
     (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and
     (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:
     (A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or
     (B) in accordance with the restrictions set forth in Annex C hereto.
     (c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), Morgan, Lewis & Bockius LLP and Cahill Gordon & Reindel LLP, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.
     (d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser so long as (i) such offers and sales are consistent with Section 1(b) and (ii) the Initial Purchasers remain liable for the actions or omissions of any such authorized affiliate to the same extent as if such actions or omissions were performed by the Initial Purchaser.
     (e) The Company and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.
     2. Payment and Delivery.
     (a) Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005 at 10:00 A.M., New York City time, on May 6, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
     (b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

     3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:
     (a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.
     (b) Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.
     (c) Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Securities and Exchange Commission (the “Commission”), conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
     (d) Financial Statements. The financial statements, including the related notes thereto included or incorporated by reference in each of the Time of Sale

Information and the Offering Memorandum present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and the changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been, fairly and accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company; and the assumptions underlying the pro forma financial information and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum.
     (e) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, except in each case as otherwise disclosed, or incorporated by reference, in the Time of Sale Information and the Offering Memorandum, (i) there has not been any material change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or stockholders’ equity of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving an anticipated prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.
     (f) Organization and Good Standing. The Company and each of its Significant Subsidiaries (as defined below) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule 2 to this Agreement. The subsidiaries designated as “significant” in Schedule 2 to this Agreement include any subsidiary that, on a consolidated basis with its subsidiaries, accounted for more than (x) 10% of the Company’s consolidated revenues for the twelve months ended December 31, 2009 or (y) 10% of the Company’s consolidated total assets as of December 31, 2009 (the “Significant Subsidiaries”).
     (g) Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except for shares of “joint back office” preferred stock issued in the ordinary course of business and except as set forth in the Time of Sale Information and the Offering Memorandum, and are owned directly or indirectly by the Company free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
     (h) Due Authorization. The Company and the Guarantors each have the corporate right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Pledge Agreement and the Intercreditor Agreement (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (i) The Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
     (j) The Securities and the Guarantees. On the Closing Date, the Securities will have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (k) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.
     (l) Other Transaction Documents. Each of the Pledge Agreement and the Intercreditor Agreement have been duly authorized, executed and delivered by the Company and the Guarantors and, when duly executed and delivered in accordance with their terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, subject to the Enforceability Exceptions. The Pledge Agreement, when executed and delivered in connection with the sale of the Securities, will create in favor of the Collateral Agent for the benefit of itself and the holders of the Securities, valid and enforceable security interest in and liens on the Collateral and, upon the filing of appropriate Uniform Commercial Code financing statements in United States jurisdictions as set forth on Schedule 3 hereto and the taking of the other actions, in each case as further described in the Pledge Agreements and Schedule 3 hereto, the security interests in and liens on the rights of the Company or the Guarantors in such Collateral will be perfected security interests and liens, superior to and prior to the liens of all third-persons other than Permitted Liens and except as otherwise provided for in the Pledge Agreement or Intercreditor Agreement.
     (m) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.
     (n) No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default by the Company or any of its Significant Subsidiaries, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (o) No Conflicts. The execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
     (p) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect or impair the issuance and sale of the Securities as contemplated by the Time of Sale Information and the Offering Memorandum.
     (q) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of it subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.
     (r) Independent Accountants. BDO Seidman, LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

     (s) Title to Real and Personal Property. The Company and its Significant Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its Significant Subsidiaries, taken together, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (t) Title to Intellectual Property. The Company and its Significant Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) that are material to the conduct of the business of the Company and its Significant Subsidiaries, taken together; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its Significant Subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described, or incorporated by reference, in each of the Time of Sale Information and the Offering Memorandum.
     (v) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
     (w) Taxes. Except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum or except as would not have a Material Adverse Effect (i) the Company and its subsidiaries have filed all returns with respect to federal, state, local and foreign taxes required to be filed through the date hereof, (ii) paid all taxes shown by such returns to be required to be paid through the date hereof, to the extent such taxes have become due and are not being contested in good faith and for which the Company has taken appropriate reserves as required by generally accepted accounting principles in the United States; and (iii) there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.
     (x) Licenses and Permits. The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of the business of the Company and its Significant Subsidiaries as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its Significant Subsidiaries has received notice of any revocation or adverse modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not be reasonably expected to have a Material Adverse Effect.
     (y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not be reasonably expected to have a Material Adverse Effect.
     (z) Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health or safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses, or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, except in any such case, for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (iv) except as described in each of the Time of Sale Information and the Offering Memorandum, none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
     (aa) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except in the case of each of (i) through (vi) which would not reasonably be expected to have a Material Adverse Effect).
     (bb) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as reasonably appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (cc) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed, or incorporated by reference, in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Company’s internal control over financial reporting.

     (dd) Insurance. The Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company has determined are adequate in all material respects to protect the Company and its subsidiaries and their businesses, taken as a whole; and neither the Company nor any of its Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except as would not reasonably be expected to result in a Material Adverse Effect.
     (ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has during the last five years (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment except as would not reasonably be expected to have a Material Adverse Effect.
     (ff) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions to which the Company and its subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having authority over the Company and its subsidiaries (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened except as would not reasonably be expected to have a Material Adverse Effect.
     (gg) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC except as would not reasonably be expected to have a Material Adverse Effect.
     (hh) Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that is reasonably likely to result in a judgment that the Company is or would become unable to satisfy.
     (ii) No Restrictions on Subsidiaries. Except for restrictions imposed by the applicable regulatory authorities and applicable law (including restrictions required to be included in the constituent documents of Penson Financial Services, Inc. by applicable regulatory authorities) and described in the Time of Sale Information and the Offering Memorandum, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     (jj) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities (other than as provided in this Agreement).
     (kk) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.
     (ll) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
     (mm) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.
     (nn) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
     (oo) No Stabilization. Neither the Company nor the Guarantors have taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (pp) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (qq) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (rr) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.
     (ss) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), except for such noncompliance with the Sarbanes-Oxley Act which would not reasonably be expected to result in a Material Adverse Effect.
     (tt) Amended and Restated Credit Facility. The Amended and Restated Credit Facility has been fully and validly authorized by the Company and the Guarantors and, when duly executed and delivered by the Company and the Guarantors and assuming the Amended and Restated Credit Facility is a valid and binding agreement of each of the other parties thereto, will be the valid and legally binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exception. On the Closing Date, the Company will satisfy all conditions to effectiveness under the Amended and Restated Credit Facility and there will be no Default or Event of Default, as defined thereunder.
     4. Further Agreements of the Company and the Guarantors. The Company and the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:
     (a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.
     (b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and, unless advised by counsel that such distribution or filing with the Commission is required by law, will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.
     (c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

     (d) Notice to the Representative. The Company will advise the Representative promptly after it becomes aware, and confirm such advice in writing (including, without limitation, via email or similar means of electronic communication), (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable efforts to obtain as soon as possible the withdrawal thereof.
     (e) Time of Sale Information. If at any time prior to the Closing Date the Company becomes aware that (i) any event has occurred or condition exists as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.
     (f) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities the Company becomes aware that (i) any event has occurred or condition exists as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.
     (g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor the Guarantors shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any new debt securities issued or guaranteed by the Company or the Guarantors and having a tenor of more than one year; provided that the foregoing shall not apply to (A) the promissory note to be issued by the Company to the seller in connection with the Ridge Acquisition, (B) any borrowings made by the Company under the Amended and Restated Credit Facility and (C) any borrowings by the Company from any subsidiary of the Company
     (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds.”
     (j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (k) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.
     (l) No Resales by the Company. During the period from the Closing Date until one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

     (m) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
     (n) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.
     (o) No Stabilization. Neither the Company nor the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (p) The Liens. The Company and the Guarantors shall cause the Securities to be secured by perfected second-priority liens on the Collateral (it being understood that the Amended and Restated Credit Facility shall be secured by perfected first-priority liens on the Collateral) to the extent and in the manner provided for in the Indenture and the Pledge Agreement and as described in the Time of Sale Information and the Offering Memorandum in each case subject to no Liens (as defined in the Indenture) except Permitted Liens.
     5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.
     For the purpose of Section 4(d)(ii) and 4(f), the Initial Purchasers will, upon request by the Company, advise the Company of the completion of the initial offering of the Securities.
     6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:
     (a) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (c) No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.
     (d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and the Guarantors who has specific knowledge of the Company’s or the Guarantors’ financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.
     (e) Comfort Letters. On the date of this Agreement and on the Closing Date, BDO Seidman, LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
     (f) Opinion and 10b-5 Statement of Counsel for the Company. Morgan Lewis & Bockius LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D-1 hereto and the Company’s in-house counsel shall have furnished to the Representative, a written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D-2 hereto.
     (g) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cahill Gordon & Reindel llp, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.
     (i) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.
     (j) Indenture. The Initial Purchasers shall have received a counterpart of the Indenture that shall have been executed and delivered by a duly authorized officer of the Company, the Guarantors, the Trustee and the Collateral Agent.
     (k) Pledge Agreement and Intercreditor Agreement. Except as otherwise provided for in the Pledge Agreement, the Indenture or the other documents entered into pursuant to the Transactions, the Initial Purchasers, the Trustee and Collateral Agent shall have received each of the Pledge Agreement and the Intercreditor Agreement and all other certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest in all of the Collateral, including but not limited to, stock certificates accompanied by instruments of transfer and stock powers undated and endorsed in blank, Uniform Commercial Code financing statements in appropriate form for filing; each such document executed by the Company and each other party thereto, and each such document shall be in full force and effect and evidence that all of the liens on the Collateral other than Permitted Liens have been released. The Initial Purchasers shall also have received (i) certified copies of Uniform Commercial Code lien searches of a recent date listing all effective financing statements, lien notices or comparable documents that name the Company or the Guarantors as debtor and that are filed in those state jurisdictions in which the Company or the Guarantors are organized and such other searches that the Initial Purchasers deem necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Pledge Agreement (other than Permitted Liens) and (ii) acceptable evidence of payment or arrangements for payment by the Company and the Guarantors of all applicable recording taxes, fees, charges, costs and expenses required for the recording documents pursuant to the Pledge Agreement.
     (l) DTC. The Securities shall be eligible for clearance and settlement through DTC.
     (m) Ridge Report. On the date of this Agreement, FTI Consulting Inc. shall have delivered to the Representative, at the request of the Company, a financial due diligence and accounting report dated as of the date hereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, relating to the correspondent clearing contracts and execution business of Ridge and containing certain financial information relating to the Ridge Acquisition contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum.
     (n) Amended and Restated Credit Facility. On or concurrently with the closing of the Securities, the Amended and Restated Credit Facility shall have become effective.
     (o) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
     7. Indemnification and Contribution.
     (a) Indemnification of the Initial Purchasers. The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information consists of the following: the information in the fourth sentence of the eleventh paragraph and the thirteenth paragraph under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum.
     (b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the information in the fourth sentence of the eleventh paragraph and the thirteenth paragraph under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representative and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
     8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange (the “NYSE”) or NASDAQ; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on the NYSE or NASDAQ; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.
     9. Defaulting Initial Purchaser.
     (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such

Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.
     10. Payment of Expenses.
     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and Collateral Agent and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) (i) all filing costs and expenses relating to the granting and perfection of the security interests in the Collateral, as set forth in the Pledge Agreement and (ii) the reasonable fees and expenses of counsel for the Initial Purchasers in connection with all matters relating to the granting and perfection of security interests in the Collateral for the

Securities (including, without limitation, the Intercreditor Agreement) in an amount not to exceed $100,000 (provided reasonably detailed invoices are provided).
     (b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser and the Company and the Guarantors referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason of such purchase.
     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.
     13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.
     14. Miscellaneous.
     (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 383 Madison

Avenue, New York, New York 10179 (fax: (212)-270-1063); Attention: Benjamin Ben-Attar. Notices to the Company and the Guarantors shall be given to them at 1700 Pacific Avenue, Suite 1400, Dallas, Texas 75201; Attention: Andrew B. Koslow and Kevin McAleer.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     (g) Termination of Letter Agreement. The Letter Agreement dated July 11, 2008 between the Company and J.P. Morgan Securities Inc. is terminated upon the execution and delivery hereof.
[Rest of the page was intentionally left blank]

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, PENSON WORLDWIDE, INC.
By:	/s/ Philip A. Pendergraft
Title: Chief Executive Officer

PENSON HOLDINGS, INC.
By:	/s/ Philip A. Pendergraft
Title: President

SAI HOLDINGS, INC.
By:	/s/ Philip A. Pendergraft
Title: Executive Vice President

Accepted: April 29, 2010

J.P. MORGAN SECURITIES INC.

     For itself and on behalf of the
     several Initial Purchasers listed
     in Schedule 1 hereto.

By:	/s/ Joseph C. Stephanek

Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount
J.P. Morgan Securities Inc.	$144,000,000
UBS Securities LLC	$40,000,000
Morgan Keegan & Company, Inc.	$8,000,000
JMP Securities LLC	$8,000,000

Total	$200,000,000

Schedule 2
Subsidiaries and Significant Subsidiaries
Penson Financial Services Inc., a North Carolina corporation
Penson GHCO, an Illinois general partnership
Penson Financial Services Canada Inc., a Canadian corporation
Penson Holdings, Inc. a Delaware corporation
SAI Holdings, Inc. a Texas corporation

Schedule 3
UCC Filings and Jurisdictions

No.	Debtor	Jurisdiction
(1)	Penson Holdings, Inc.	Delaware Secretary of State

(2)	Penson Worldwide, Inc.	Delaware Secretary of State

(3)	SAI Holdings, Inc.	Texas Secretary of State

ANNEX A
a. Additional Time of Sale Information
     1. Term sheet, dated April 29, 2010 containing the terms of the securities, substantially in the form of Annex B.

ANNEX B
Pricing Term Sheet

Supplement, dated April 29, 2010	Strictly confidential
to Preliminary Offering Memorandum
dated April 21, 2010
Penson Worldwide, Inc.
12.5% Senior Second Lien Secured Notes due 2017
This Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum (as supplemented through and including the date hereof, the “Preliminary Offering Memorandum”). The information in this Supplement supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.
The notes have not been registered under the Securities Act of 1933 and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	Penson Worldwide, Inc.

Aggregate Principal Amount:	$200,000,000

Gross Proceeds:	$200,000,000

Security Description:	12.5% Senior Second Lien Secured Notes due 2017

Distribution:	144A/Regulation S without registration rights as set forth in the Preliminary Offering Memorandum

Maturity Date:	May 15, 2017

Issue Price:	100.0%

Coupon:	12.5%

Yield to Maturity:	12.5%

Spread to Benchmark Treasury:	+ 929 bps

Benchmark Treasury:	3.25% due March 31, 2017

Ratings:	B1/BB-

Interest Payment Dates:	May 15 and November 15, commencing on November 15, 2010

Optional Redemption:	Make-whole call at T+50 until May 15, 2014. From and after May 15, 2014, at the prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest:

Date	Price
May 15, 2014	106.250%
May 15, 2015	103.125%
May 15, 2016 and thereafter	100.000%

Optional Redemption with Equity Proceeds:	In addition, prior to May 15, 2013, up to 35% at a redemption price equal to 112.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon.

Change of Control:	Putable at 101% of principal, plus accrued and unpaid interest.

CUSIP/ISIN Numbers:	144A CUSIP: 709600 AB6

Reg S CUSIP: U7100U AA2

Reg S ISIN: USU7100UAA26

Trade Date:	April 29, 2010

Settlement:	T+5 on May 6, 2010

Joint Book-Running Managers:	J.P. Morgan Securities Inc.

UBS Securities LLC

Co-Managers:	Morgan Keegan & Company, Inc.

JMP Securities

Denominations/Multiple:	$2,000 x $1,000
Recent Developments:
On April 22, 2010, SAI Holdings, Inc. (“SAI”) and Penson Financial Services, Inc. (“PFSI”), two subsidiaries of Penson Worldwide, Inc. (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Schonfeld Group Holdings LLC (“SGH”), Schonfeld Securities, LLC (“Schonfeld”), and Opus Trading Fund LLC (“Opus”) that amends and clarifies certain terms of the asset purchase agreement dated November 20, 2006 entered into between SAI and Schonfeld as filed with the Securities and Exchange Commission by the Company on November 21, 2006, as amended (the “Asset Purchase Agreement”). The Letter Agreement, among other things, for purposes of determining the total payment due to Schonfeld under the earnout provision of the Asset Purchase Agreement: (i) removes the payment cap; (ii) clarifies that PFSI has no obligation to compress tickets across subaccounts (unless PFSI does so for other of its correspondents at a later date); and (iii) reduces the SunGard synergy credit from $2,900,000 to $1,450,000 in 2010 and $1,000,000 in 2011. The Letter Agreement also assigns all of Schonfeld’s responsibilities under the Asset Purchase Agreement to its parent company, SGH, and extends the initial term of Opus’s portfolio margining agreement with PFSI from April 30, 2017 to April 30, 2019. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is included as Exhibit 2.1 to the Company’s 8-K filed on April 28, 2010, which is incorporated by reference herein.
Changes to the Description of Notes in the Preliminary Offering Memorandum:
Set forth below are changes to the “Description of notes” in the Preliminary Offering Memorandum:

Limitation on indebtedness and issuances of preferred stock
•	The first paragraph of part (a) under “—Covenants— Limitation on indebtedness and issuances of preferred stock” shall be replaced in its entirety with the following:
“(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, including Disqualified Stock (other than the Notes, any Subsidiary Guarantees, any exchange notes issued in exchange therefor and Indebtedness existing on the Issue Date), and the Company will not permit any Restricted Subsidiary to issue Preferred Stock; provided that the Company or any Subsidiary Guarantor may Incur Indebtedness and any Restricted Subsidiary may acquire Acquired Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio would be greater than (x) on or prior to May 1, 2011, 2.25:1 and (y) after May 1, 2011, 2.50:1.”
•	Clause (1) under the second paragraph of part (a) under “—Covenants— Limitation on indebtedness and issuances of preferred stock” shall be replaced in its entirety with the following:
“(1) Indebtedness of the Company or any Subsidiary Guarantor under the Credit Agreement in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $100.0 million; provided that, at any time that the Consolidated EBITDA (with such pro forma and other adjustments to Consolidated EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio) of the Company for the most recent four full fiscal quarters for which financial statements are available exceeded $100.0 million, the maximum amount of Indebtedness that may be Incurred pursuant to this clause (1) shall be increased to the lesser of (x) $125.0 million and (y) the Consolidated EBITDA (with such pro forma and other adjustments to Consolidated EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Consolidated Fixed Charge Coverage Ratio) of the Company for such period; provided, further, that for purposes of the foregoing proviso, Indebtedness under a revolving facility shall be deemed to have been Incurred on the date commitments thereunder are established in the full amount of such commitments and shall be deemed to be outstanding at all times such commitments remain in effect and the Company or applicable Restricted Subsidiary will be allowed to borrow and re-borrow the maximum committed amount under such commitments for so long as such commitments remains in effect so long as it could have Incurred such Indebtedness pursuant to this clause (1) on the date the facility was entered into; ”
Limitation on restricted payments
•	Part (a) under “—Covenants—Limitation on restricted payments” shall be revised to:
(i) delete the word “or” appearing at the end of the first clause (3) contained therein and to include the following new clause (4):
“(4) make any principal payment, or redemption, repurchase, defeasance, or other acquisition or retirement for value, of any Specified Indebtedness; or” and
(ii) replace the existing clause (4) will the following new clause (5):
“(5) make any Investment, other than a Permitted Investment (such payments or any other actions restricted in clauses (1) through (4) above or this clause (5) being collectively “Restricted Payments”); ”
•	Clause (2) under part (b) of “—Covenants—Limitation on restricted payments” shall be replaced in its entirety with the following:

“(2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Specified Indebtedness or Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on indebtedness and issuances of preferred stock” covenant;”
•	Clause (4) under part (b) of “—Covenants—Limitation on restricted payments” shall be replaced in its entirety with the following:
“(4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Specified Indebtedness or Indebtedness which is subordinated in right of payment to the Notes or any Subsidiary Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company to a Person that is not a Subsidiary of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Change of Control of the Company (provided that prior to any such repurchase, redemption or other acquisition in connection with a Change of Control, the Company has made an Offer to Purchase and purchased all Notes validly tendered for payment in accordance with the “Repurchase of notes upon a change of control” covenant);”
•	Clause (7) under part (b) of “—Covenants—Limitation on restricted payments” shall be replaced in its entirety with the following:
“(7) the repurchase, redemption or other acquisition of the Company’s Capital Stock (or options, warrants or other rights to acquire such Capital Stock); provided that the aggregate amount of all such repurchases pursuant to this clause (7) shall not exceed $5.0 million;”
•	Clauses (9), (10), (11) and (12) under part (b) of “—Covenants—Limitation on restricted payments” shall be replaced in their entirety with the following:
“(9) payments upon the conversion or exercise of convertible securities, warrants or options (x) in respect of fractional entitlements or (y) solely to the extent the Company is not permitted to settle the Convertible Notes in shares of its common stock pursuant to the indenture governing the Convertible Notes (as in effect on the Issue Date);
(10) other Restricted Payments in an amount not to exceed $5.0 million; and
(11) (x) the redemption, repurchase, defeasance or other acquisition or retirement for value of Specified Indebtedness, so long as either (1) after giving effect thereto, the Consolidated Leverage Ratio would be less than 3.00:1.00 or (2) such redemption, repurchase, defeasance or other acquisition or retirement is made other than from the proceeds of Indebtedness and immediately after giving effect to such transaction, no Indebtedness is actually outstanding under clause (1) of the second paragraph of part (a) of the covenant described under “Limitation on indebtedness and issuances of preferred stock” (for the avoidance of doubt, disregarding the second proviso to such clause (1) for such purpose) or (y) the non-cash reduction of principal of the Seller Note if effected pursuant to and in accordance with Section 10.2(c) of the Ridge Asset Purchase Agreement.”

•	The proviso at the end of part (b) of “—Covenants—Limitation on restricted payments” shall be replaced in its entirety with the following:
“provided that, in the case of clause (9), (10) and (11)(x), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.”
•	The references to clauses “(10) and (12)” in part (c) of “—Covenants—Limitation on restricted payments” shall be replaced with the references to clauses “(9) and (11)”.
Definitions
The following definitions shall be added to the “—Definitions” section:
“Convertible Notes” means the Company’s 8% Senior Convertible Notes due 2014 issued and outstanding on the Issue Date.
“Specified Indebtedness” means (i) the Seller Note, (ii) the Convertible Notes and (iii) any Indebtedness the proceeds of which are applied to refinance Indebtedness described in the foregoing clauses (i) and (ii) in reliance on the exception set forth in clause (b)(2) of the covenant described under “Limitation on restricted payments.”

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the preliminary offering memorandum for a complete description.
This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, and outside the United States solely to non-U.S. persons as defined under Regulation S.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ANNEX C
Restrictions on Offers and Sales Outside the United States
     In connection with offers and sales of Securities outside the United States:
     (a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.
     (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
     (i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.
     (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.
     (iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
     (iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

     Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.
     (c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
     (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and
     (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.
     (d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

ANNEX D-1
Opinion and 10b-5 of Counsel for the Company and the Guarantors
A. Opinion Counsel for the Company and the Guarantors
May 6, 2010
J.P. Morgan Securities Inc.
UBS Securities LLC
Morgan Keegan & Company, Inc.
JMP Securities LLC
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Re:       12.5% Senior Second Lien Secured Notes due 2017 of Penson Worldwide, Inc.
Ladies and Gentlemen:
     We have acted as special counsel for Penson Worldwide, Inc., a Delaware corporation (the “Company”) in connection with the Purchase Agreement, dated April 29, 2010 (the “Purchase Agreement”), among the Company, SAI Holdings, Inc. (“SAI”), Penson Holdings, Inc. (“Holdings”) and J.P. Morgan Securities Inc., as representative of the Initial Purchasers (as defined in the Purchase Agreement). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. This opinion is being delivered to you pursuant to Section 6(f) of the Purchase Agreement.
     In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company and Holdings, (ii) the bylaws of the Company and Holdings, (iii) the Purchase Agreement, (iv) the Indenture, (v) the Securities issued on the date hereof, (vi) the Intercreditor Agreement, (vii) the Pledge Agreement (the documents referred to in (iii) through (vii), collectively, the “Transaction Documents”) (viii) the Time of Sale Information, (ix) the Offering Memorandum and (x) such other documents and records as we have deemed appropriate for the purposes of the opinions set forth herein.
     We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed (i) that the Purchase Agreement, the Indenture, the Intercreditor Agreement and the Pledge Agreement constitute valid and binding obligations of each party thereto, other than the Company and Holdings, and (ii) the due authorization, execution and delivery of each of the

Transaction Documents by each party thereto, other than the Company and Holdings, in accordance with the laws of its jurisdiction of incorporation or organization.
As to any facts that are material to the opinions hereinafter expressed that we did not independently establish or verify, we have relied, without investigation, upon the representations of the Company, SAI and Holdings contained in the Purchase Agreement and upon certificates of officers of the Company and Holdings.
     In rendering the opinions and making the statements set forth herein, whenever an opinion or statement herein is qualified by “to our knowledge,” “known to us” or by words of similar import, it is intended to indicate that, during the course of our representation of the Company in the subject transaction, no information has come to the attention of those lawyers in our firm who have rendered legal services in connection with the transactions contemplated by the Offering Memorandum that gives us actual knowledge of the inaccuracy of such statement or opinion. Except as specifically set forth herein, we have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Company. In making judgments in respect of matters of materiality, we have, to the extent we deemed appropriate, relied upon management and other representatives of the Company in assessing the possible impact of such items upon the Company.
     Based upon and subject to the foregoing and to the limitations and qualifications described below, we are of the opinion that:
(a) The Company and Holdings have been duly organized and are validly existing and in good standing under the laws of the State of Delaware, are duly qualified to do business and are in good standing in each jurisdiction listed on Schedule 2 hereto, and have all corporate power and authority to own, lease and operate their respective properties and to conduct the businesses as described in the Time of Sale Memorandum and the Offering Memorandum.
(b) The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum; and all the outstanding shares of capital stock of Holdings have been duly and validly authorized and issued, are fully paid and non-assessable.
(c) The Company and Holdings each have the corporate right, power and authority to execute and deliver each of the Transaction Documents to which each is a party and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
(d) The Indenture has been duly authorized, executed and delivered by the Company and Holdings and, assuming due execution and delivery thereof by SAI and the Trustee and Collateral Agent, constitutes a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms; and the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
(e) The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Purchase Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by Holdings and, assuming due authorization by SAI of the Guarantee, when the Guarantees have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided in the Purchase Agreement, will be valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
(f) The Purchase Agreement has been duly authorized, executed and delivered by the Company and Holdings.
(g) The Pledge Agreement has been duly authorized, executed and delivered by the Company and Holdings and, assuming due authorization, execution and delivery thereof by SAI, and constitutes a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms.
(h) The Intercreditor Agreement has been duly authorized, executed and delivered by the Company and Holdings and, assuming due authorization, execution and delivery thereof by SAI, constitutes a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms.
(i) Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.
(j) The execution, delivery and performance by the Company and Holdings of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Holdings Guarantee) and compliance by the Company and Holdings with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Holdings pursuant to, any material contract set forth on Schedule 3 hereto, (ii) result in any violation of the provisions of the charter or by-laws of the Company or Holdings or (iii) result in the violation of any law, statute or regulation or, to the knowledge of such counsel, any judgment of any court or arbitrator or governmental or regulatory authority.
(k) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications have been obtained or made by the Company and are in full force and effect and as may be required by state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.
(l) We have read the statements in the Time of Sale Information and the Offering Memorandum under the caption “Certain United States federal taxation consequences,” and insofar as such statements constitute summaries of certain federal tax laws of the United States, are accurate in all material respects.
IRS Circular 230 Disclosure. To ensure compliance with the requirements imposed by the Internal Revenue Service, we inform you (i) that any United States federal tax advice contained in this communication (including any attachment) is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the United States Internal Revenue Code; (ii) such advice was written in support of the promotion, marketing or recommending of the transactions or matters addressed herein and (iii) taxpayers should seek advice based on their particular circumstances from an independent tax advisor.
(m) We have read the statements in the Time of Sale Information and the Offering Memorandum under the caption “Description of notes,” and insofar as such statements constitute a summary of the terms of the Notes, the Indenture, the Pledge Agreement and the Intercreditor Agreement, are accurate in all material respects.
(n) Each of the documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum (except as to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, as to which such counsel need express no opinion), at the time such document was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act.
(o) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be required to register as, an “investment company” as defined in the Investment Company Act.

(p) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(q) Assuming the accuracy of the representations and warranties, and the compliance with the agreements, of the Company, the Guarantors and the Initial Purchasers contained in the Purchase Agreement, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the initial offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
(r) The Pledge Agreement is effective to create in favor of the Junior Lien Collateral Agent (as defined in the Pledge Agreement) for the benefit of each holder of the Notes as of the date hereof and each subsequent holder of the Notes, as security for the Notes Obligations (as defined in the Pledge Agreement) a valid security interest (the “Article 9 Security Interest”) in the Collateral (as defined in the Pledge Agreement) of the Company, SAI and Holdings (collectively, the “Pledgors”) in which a security interest may be created under Article 9 of the Uniform Commercial Code as currently in effect in the State of New York (the “Article 9 Collateral”).
(s) Assuming each of the security certificates listed on Schedule 4 hereto (the “Pledged Shares”) have been delivered to the First Lien Collateral Agent (as defined in the Intercreditor Agreement) in the State of Texas to be held in accordance with the provisions of the Intercreditor Agreement, together with duly executed stock powers or other powers in blank, and assuming that (i) the First Lien Collateral Agent (as defined in the Pledge Agreement) or any of its agents instructed to hold possession of the certificates for its benefit in accordance with Section 9-313(h) of the Uniform Commercial Code as currently in effect in the State of Texas (the “Texas UCC”), at all times retains possession in the State of Texas of the certificates representing such Pledged Shares, and (ii) the Junior Lien Collateral Agent is taking the pledge in such Pledged Shares without notice of any adverse claim, except any such claims that may arise under the First Lien Pledge Agreement (as defined in the Intercreditor Agreement), then the security interests in such Pledged Shares created in favor of the Junior Lien Collateral Agent for the benefit of the Secured Parties under the Pledge Agreement to secure the Notes Obligations (as defined in the Pledge Agreement) constitute a valid, enforceable and perfected security interest free of adverse claims under the Texas UCC, except any such claims that may arise under the First Lien Pledge Agreement (as defined in the Intercreditor Agreement).
(t) Each of the Delaware Financing Statements (as defined on Schedule 5(a) hereto) is in proper form for filing in the Office of the Secretary of State of the State of Delaware and upon the proper filing of the Delaware Financing Statements with the Office of the Secretary of State of the State of Delaware, the Article 9 Security Interest in favor of the

Junior Lien Collateral Agent for the benefit of the Secured Parties in that portion of the Article 9 Collateral of the Pledgors in which a security interest may be perfected by the filing of a financing statement under the of the Uniform Commercial Code as currently in effect in the State of Delaware (the “Delaware UCC”) will be perfected.
(u) Each of the Texas Financing Statements (as defined on Schedule 5(b) hereto) is in proper form for filing in the Office of the Secretary of State of the State of Texas and upon the proper filing of the Texas Financing Statements with the Office of the Secretary of State of the State of Texas, the Article 9 Security Interest in favor of the Junior Lien Collateral Agent for the benefit of the Secured Parties in that portion of the Article 9 Collateral of the Pledgors in which a security interest may be perfected by the filing of a financing statement under the Texas UCC will be perfected.
     Our opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions:
1. For purposes of our opinions in paragraph (a) above as to the valid existence and good standing of the Company and Holdings and the due qualification of the Company and Holdings to do business as a foreign corporation in each jurisdiction in which their respective ownership or lease or property or the conduct of their respective businesses requires such qualification, we have relied solely upon good standing or similar certificates issued by appropriate authorities in the subject jurisdictions.
2. The enforceability opinions expressed in paragraphs (d), (e), (g), (h) and (s) above are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing.
3. Rights to indemnification and contribution in the Purchase Agreement may be limited by applicable securities laws and principles of public policy.
4. For purposes of the opinions in paragraphs (j) and (k) above, we have considered only such laws and regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Purchase Agreement.
5. For the purposes of the opinions expressed in clause (i) of paragraph (j), certain of the agreements listed on Schedule 3 state that they are governed by the laws of jurisdictions other than the laws of the State of New York. We have made no investigation of any such other laws or consulted with counsel admitted to practice law in such jurisdictions. We have not examined the question of what law would govern the interpretation or enforcement of any such agreement and have merely assumed that they would be interpreted in accordance with their plain meaning. We have not reviewed the covenants in the any such agreement that contain financial ratios or other financial restrictions and no opinion is provided with respect thereto.
6. Our opinion regarding tax matters set forth in paragraph (l) hereof is based upon existing law, regulations, administrative pronouncements and judicial authority, all as in effect as of today’s date. It represents our best legal judgment as to the matters addressed therein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the opinion expressed therein, if contested, would be sustained by a court. Furthermore, the authorities upon which we rely may be changed at any time with retroactive effect. No assurances can be given as to the effect of any such change on our opinion.
7. In connection with the opinions set forth in paragraphs (r), (s), (t), and (u), we have assumed that each of the Pledgors has, or has power to transfer, rights (to the extent necessary to grant a security interest) in the Collateral (as defined in the Pledge Agreement) existing on the date hereof and will have, or will have the power to transfer, rights (to such extent) in property which becomes the Collateral (as defined in the Pledge Agreement) after the date hereof.
8. In connection with the opinions set forth in paragraphs (s) and (u), the perfection of a security interest in any collateral consisting of “proceeds” (as defined in the Texas UCC) is subject to limitations set forth in Section 9-315 of the Texas UCC.
9. In connection with the opinions set forth in paragraphs (r) and (t), the perfection of a security interest in any collateral consisting of “proceeds” (as defined in the Delaware UCC) is subject to limitations set forth in Section 9-315 of the Delaware UCC.
10. Except to the extent expressly set forth in paragraph (s), we express no opinion regarding the priority of any security interest.
11. Except as expressly provided in paragraph (s), (t) and (u), we express no opinion as to the perfection of any lien on or security interest in any real or personal property, tangible or intangible, providing or intended to provide collateral security for the Notes Obligations (as defined in the Pledge Agreement).
12. The opinions expressed in this opinion letter are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware UCC, the Texas UCC and the Federal laws of the United States of America, and we express no opinion with respect to any other laws of any state or jurisdiction. With respect to our opinions relating to the Delaware UCC and the Texas UCC, respectively, we have, with your permission, (i) confined our investigation of the Delaware UCC and the Texas UCC, respectively, to an examination of the relevant provisions of the UCC as in effect in the State of Delaware and the State of Texas, respectively, as set forth in the CCH Secured Transactions Guide (as updated through September 19, 2006) and the O’Connor’s Business and Commerce Code Plus (2009-10), without regard to any case law decided thereunder or other laws or regulations relating thereto. We note that the Intercreditor Agreement and the Pledge Agreement provide that they are to be governed by the laws of the State of New York.
     This opinion letter is effective only as of the date hereof. We do not assume responsibility for updating this opinion letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

     This opinion letter is furnished by us solely for the benefit of the Initial Purchasers in connection with the transactions contemplated by the Purchase Agreement and may not be relied upon by the Initial Purchasers for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever; provided, however, that U.S. Bank National Association, as Trustee under the Indenture, may rely on our opinions in paragraphs (a), (d), (e) and (q) above, subject to the limitations and qualifications set forth herein. This opinion letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Schedule 1
Initial Purchasers

J.P. Morgan Securities Inc.
UBS Securities LLC
Morgan Keegan & Company, Inc.
JMP Securities LLC

Schedule 2
Foreign Qualifications
Penson Worldwide, Inc.:
Penson Holdings, Inc.:

Schedule 3
Material Contracts

Schedule 4
Pledged Shares

Schedule 5
(a)	“Delaware Financing Statements” shall mean, collectively, the following:

(b)	“Texas Financing Statements” shall mean, collectively, the following:

B. 10b-5 of Counsel for the Company and the Guarantors
May 6, 2010
J.P. Morgan Securities Inc.
UBS Securities LLC
Morgan Keegan & Company, Inc.
JMP Securities LLC
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Re:       12.5% Senior Second Lien Secured Notes due 2017 of Penson Worldwide, Inc.
Ladies and Gentlemen:
     We have acted as special counsel for Penson Worldwide, Inc., a Delaware corporation (the “Company”) in connection with the Purchase Agreement, dated April 29, 2010 (the “Purchase Agreement”), among the Company, SAI Holdings, Inc. (“SAI”), Penson Holdings, Inc. (“Holdings”) and J.P. Morgan Securities Inc., as representative of the Initial Purchasers (as defined in the Purchase Agreement). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. This opinion is being delivered to you pursuant to Section 6(f) of the Purchase Agreement.
     The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Time of Sale Information and the Offering Memorandum, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Time of Sale Information and the Offering Memorandum. Moreover, many of the determinations required to be made in the preparation of the Time of Sale Information and the Offering Memorandum involve matters of a non-legal nature.
     Subject to the foregoing, we confirm to you that we have participated in conferences with officers and other representatives of the Company, representatives of the Initial Purchasers and their counsel, representatives of the independent registered public accounting firm of the Company and representatives of FTI Consulting, Inc. an advisor to the Company in connection with the Ridge Acquisition, at which conferences the contents of the Time of Sale Information and the Offering Memorandum and related matters were discussed and, although we are not passing upon and need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Time of Sale Information and the Offering Memorandum (except as and to the extent set forth in paragraphs (i) and (l) of the opinion letter of even date herewith delivered to you by us), on the basis of the foregoing and the information disclosed to us, but without independent check and verification, and relying as to materiality on representations and statements of officers and other representatives of the Company, nothing has come to our attention that has led us to believe that the Time of Sale Information, at the Time of

Sale (which we assume to be the date of the Purchase Agreement), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Offering Memorandum, as of its date and the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we do not express any belief with respect to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, included in the Time of Sale Information or the Offering Memorandum).
     This letter is effective only as of the date hereof. We do not assume responsibility for updating this letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to our attention, subsequent to the date hereof.
     This letter is furnished by us solely for the benefit of the Initial Purchasers in connection with the transactions contemplated by the Purchase Agreement and may not be relied upon by the Initial Purchasers for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever. This letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

ANNEX D-2
Opinion of In-House Counsel for the Company
May 6, 2010
J.P. Morgan Securities Inc.
UBS Securities LLC
Morgan Keegan & Company, Inc.
JMP Securities LLC
Ladies and Gentlemen:
          I have acted as counsel to Penson Worldwide Inc., a Delaware corporation (the “Company”), in connection with the issuance of the Company’s ___% Senior Second Lien Secured Notes Due 2017 (the “Notes”) pursuant to that certain Indenture dated as of May 6, 2010 (the “Indenture”) among the Company, SAI Holdings, Inc., a Texas corporation (“SAI”), Penson Holdings, Inc., a Delaware corporation (“PHI”), and U.S. Bank National Association, as trustee (“Trustee”) for the holders of the Notes (the “Notes Offering”). I have also acted as counsel to Penson Financial Services, Inc., a North Carolina corporation (“PFSI”), Penson GHCO, an Illinois general partnership (“Penson GHCO”), GHP1, Inc., a Texas corporation (“GHP1”) and Penson Financial Services Canada Inc. a federal corporation incorporated under the laws of Canada (“Penson Canada,” and together with the Company, PFSI, Penson GHCO, GHP1, SAI, and PHI each a “Penson Entity” and collectively, the “Penson Entities”) in connection with the Notes Offering. This opinion letter is being delivered to you pursuant to Section 6(f) the Purchase Agreement dated as of April 29, 2010 (the “Purchase Agreement”) among J.P. Morgan Securities Inc., as representative (the “Representative”) of the initial purchasers listed on Schedule1 thereto (collectively the “Initial Purchasers”), the Company, SAI and PHI. Capitalized terms used herein and defined in the Purchase Agreement are used as therein defined, unless otherwise defined herein.
          In connection with this opinion, I have examined a copy of: (a) the Indenture executed by the parties thereto; (b) the global note evidencing the Notes (the “Securities”) issued pursuant to the Indenture executed by the Company and the Trustee; (c) the Purchase Agreement executed by the parties thereto, (d) the Pledge Agreement executed by the parties thereto, (e) the Intercreditor Agreement executed by the parties thereto, (f) the Time of Sale Information; (g) the Offering Memorandum; (h) a copy of the organizational documents (“Organizational Documents”) and good standing certificates (the “Good Standing Certificates”) for the Company, SAI, PHI, PFSI, GHP1 and Penson Canada set forth on the Schedule I hereto, (i) Unanimous Written Consent of the Board of Directors of SAI, dated as of April 29, 2010 (the “SAI Resolutions”); and (j) such other documents, records, agreements and certificates as I have deemed appropriate. I have also reviewed such matters of Texas law, Delaware General Corporation Law and Federal law (collectively, “Applicable Law”) as I have considered relevant for the purposes of this opinion. The documents referred to in clauses (a)-(e) are referred to herein at times as the “Transaction Documents.”

          I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified, facsimile, pdf, or photostatic copies, and the authenticity of the originals of all documents submitted to me as copies. I have also assumed that the Transaction Documents have been duly executed by the Trustee and the Representative and delivered by the parties thereto. I have also assumed the accuracy and completeness of representations and warranties of each of the respective Penson Entities set forth in the Transaction Documents and the due performance by each party of its respective obligations under such documents, and that each of the Transaction Documents constitutes a valid and binding obligation of all parties and are enforceable in accordance with their terms against all parties. As to certain factual matters, I have relied, without any independent verification, upon certificates provided by public officials and the representations of the respective Penson Entities set forth in the Transaction Documents together with certificates in support of this opinion dated the date hereof of the Chief Executive Officer of the Company, a Vice Chairman of PFSI, the Executive Vice President of SAI, the President of PHI, a Director of Penson Canada and the Chairman of GHP1 (in its capacity as partner in Penson GHCO). Except as specifically set forth herein, I have not undertaken any search of any filings of any governmental authority or agency or with any court or arbitrator, nor have I undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of my representation of the Penson Entities.
          In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by “to my knowledge,” or by words of similar import, it is intended to indicate that, during the course of my representation of the Penson Entities, no information has come to my attention that gives me actual knowledge of the inaccuracy of such statement or opinion. Except as specifically set forth herein, I have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of my representation of the Penson Entities or employment with the Company. In making judgments in respect of matters of materiality, I have relied upon other representatives of the Penson Entities in assessing the possible impact of such items.
          Based upon the foregoing, and subject to the limitations set forth below as well as in the Transaction Documents (and their respective schedules and exhibits), I am of the opinion that:
1)	Each of PFSI, Penson GHCO, Penson Canada, PHI, GHP1 and SAI (each a “Covered Subsidiary” and, collectively, the “Covered Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction listed opposite its name on Schedule I attached hereto, and has all corporate or general partnership power, as applicable, and authority to own, lease and operate its respective properties and to conduct its businesses as described in the Time of Sale Information and the Offering Memorandum, except where the failure to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

2)	Each Covered Subsidiary is duly qualified to do business as a foreign corporation in the jurisdictions listed opposite its name on Schedule I attached hereto, with the requisite corporate or general partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Offering Memorandum, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

3)	All the outstanding shares of capital stock or other equity interests of each Covered Subsidiary have been duly and validly authorized and issued, and, to the extent permissible as a matter of law, are fully paid and non-assessable.

4)	SAI has the corporate right, power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

5)	The Indenture has been duly authorized, executed and delivered by SAI.

6)	The Purchase Agreement has been duly authorized, executed and delivered by SAI.

7)	The Pledge Agreement has been duly authorized, executed and delivered by SAI.

8)	The Intercreditor Agreement has been duly authorized, executed and delivered by SAI.

9)	The execution, delivery and performance by SAI of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by SAI with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Covered Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Covered Subsidiaries are a party or by which the Covered Subsidiaries are bound or to which any of the property or assets of the Covered Subsidiaries is subject, (ii) result in any violation of the provisions of Organizational Documents of any of the Covered Subsidiaries or (iii) result in the violation of any law, statute or regulation or, to the knowledge of such counsel, any judgment of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (i) above, for any such conflict, breach, violation or default, or imposition of any lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

10)	To my knowledge, except as described in the Time of Sale Information and/or the Offering Memorandum, there are (i) no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Covered Subsidiaries are a party or to which any property of the Covered Subsidiaries is subject that, individually or in the aggregate, if determined adversely to the Covered Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and (ii) no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, if determined adversely to the Covered Subsidiaries, would reasonably be expected to have a Material Adverse Effect
My opinions expressed above are subject to the following additional limitations, exceptions, qualifications and assumptions:

A.	The opinions expressed above are limited to Applicable Law and I express no opinion as to the effect or applicability of the laws of any other State or jurisdiction.

B.	The opinions expressed in Sections 1 and 2 above have been rendered on the basis solely of my review of the Good Standing Certificates and the Organizational Documents of the Penson Entities and written consent of the Board of Directors of the Company dated as of April 17, 2010, written consent of the Pricing Committee of the Board of Directors of the Company dated as of April 29, 2010 and the SAI Resolutions as presented to me, and each of the Penson Entities has represented to me that such records are accurate and complete in all respects affecting Transaction Documents and the transactions contemplated thereby.

C.	I have relied on the opinion of Morgan Lewis & Bockius LLP rendered of even date to you as to all matters relevant to this opinion letter.

D.	I invite your attention to the fact that certain of the Transaction Documents and/ or other agreements or instruments state that they are governed by the laws of jurisdictions other than the Applicable Law. I have made no investigation of any such other laws nor consulted with counsel admitted to practice law in such jurisdictions. I have not examined the question of what law would govern the interpretation or enforcement of any such indentures, agreements or instruments and have merely assumed that they would be interpreted in accordance with their plain meaning. I have not reviewed the covenants in the any such indentures, agreements or instruments that contain financial ratios or other financial restrictions and no opinion is provided with respect thereto.

Additionally, I express no opinion as to compliance with:
(i)	applicable antifraud statutes, regulations or rules of applicable state and federal laws concerning the offer, issuance or sale of securities, including, without limitation, the accuracy and completeness of the information provided by the Penson Entities in connection with the Transaction Documents;

(ii)	any federal or state securities laws, tax laws, environmental laws, pension and employee benefit laws, antitrust laws, usury laws or any local laws;

(iii)	the effect of the law of any jurisdiction which limits the rate of interest legally chargeable or collectible; and

(iv)	the creation, attachment, perfection, priority or enforceability of any security interest.
          This opinion letter is effective only as of the date hereof. I do not assume responsibility for updating this letter as of any subsequent date and I assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur subsequent to the date of this opinion letter or from the discovery, subsequent to the date of this opinion letter, of information not previously known to me pertaining to the events occurring prior to such date. This opinion letter is solely for the benefit of the Initial Purchasers and Trustee only in connection with the execution of the Transaction Documents and may not be used or relied upon by any person or entity for any other purpose whatsoever, without my express prior written consent. This opinion letter may not be quoted or used, or filed with any agency or person, without my express prior written consent.
Very truly yours,
Owen Scheurich, Esq.

Schedule I to Legal Opinion

Entity	Jurisdiction of Organization	Organizational Documents	Additional Qualification Jurisdictions	Good Standing Certificates

Penson Worldwide, Inc.	Delaware	Amended and Restated Certificate of Incorporation		Certificate of Existence dated , 2010 from the Secretary of State for the State of Delaware.

SAI Holdings, Inc.	Texas	Articles of Incorporation		Certificate of Existence dated , 2010 from the Secretary of State for the State of Texas.

Penson Financial Services, Inc.	North Carolina	Amended and Restated Articles of Incorporation	Texas; Qualified as a Broker-Dealer via CRD to transact business in all fifty states.	Certificate of Existence dated , 2010 from the Secretary of State for the State of North Carolina.

Certificate of Fact dated , 2010 from the Secretary of State for the State of Texas.

Penson Financial Services Canada Inc.	Canada	Certificate of Incorporation	Quebec, Ontario	Certificate of Compliance dated , 2010 from the Deputy Director of Industry Canada.

Certificat d’Attestation dated , 2010 from the Registraire des Enterprise Quebec.

Corporation Profile Report from the Ministry of Government Services of the Province of Ontario dated , 2010.

GHP1, Inc.	Texas	Articles of Incorporation		Certificate of Existence dated , 2010 from the Secretary of State for the State of Texas.

Penson Holdings, Inc.	Delaware	Certificate of Incorporation		Certificate of Existence dated , 2010 from the Secretary of State for the State of Delaware.